EXHIBIT 6.10

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [                    ] is made and entered into by and among Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”), and the several purchasers of Common Stock signatory hereto (each an “Initial Holder” and collectively with any Person who subsequently becomes a transferee of Registrable Securities and a party to this Agreement in accordance with Section 12, the “Holders,” and individually, a “Holder”).

RECITAL

A. This Agreement is made pursuant to the Stock Purchase Agreement, dated as of the date hereof, by and between the Company and each Initial Holder.

AGREEMENTS

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

(a) “Agreement” has the meaning set forth in the preamble.

(b) “Business Day” means a day of the week other than a Saturday, Sunday or a legal holiday under the laws of the Commonwealth of Virginia or any other day on which banking institutions located in the Commonwealth of Virginia are authorized or required by law or other governmental action to close.

(c) “Common Stock” means the common stock of the Company, no stated par value per share, or the common equity securities of any successor company to the Company into which the Common Stock is converted or for which it is exchanged as a result of a merger, reincorporation or other transaction in which the Company is not the surviving entity.

(d) “Company” has the meaning set forth in the introductory paragraph of this Agreement and shall include any successor of the Company.

(e) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder, as amended and in effect from time to time.

(f) “Initial Holder” means any Person whose signature appears on the signature page to this Agreement as of the date of this Agreement.

(g) “Person” any individual, sole proprietorship, general partnership, limited partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, a governmental or political subdivision thereof or a governmental agency.

(h) “Registrable Common Stock” means: (i) any of the shares of Common Stock issued by the Company to an Initial Holder on the date hereof; and (ii) any shares of Common Stock issued or issuable with respect to any shares described in the immediately preceding clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this clause (ii) only, a Person shall be deemed to be a Holder of Registrable Common Stock whenever such Person has the right to then acquire or obtain from the Company any Registrable Common Stock, whether or not such acquisition has actually been effected).

(i) “Registrable Securities” means the Registrable Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement; (B) such securities are freely saleable under the Securities Act without any restriction, including volume limitations; or (C) such securities shall have ceased to be outstanding.

(j) “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under Section 2(a) and Section 3(a), including all SEC and any stock exchange registration, listing, filing or Financial Industry Regulatory Authority, Inc. fees; all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications); all messenger and delivery expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance; any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration; and the fees and disbursements of one counsel for the Holders, chosen by the Holders of a majority of the Registrable Securities included in any registration under Section 2(a) or Section 3(a), but excluding underwriting discounts and commissions, stock transfer taxes (if any) and fees and disbursements of any additional counsel employed by any such Holder.

(k) “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(l) “Rule 415” means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(m) “SEC” means the Securities and Exchange Commission or any other Federal agency that subsequently administers the Securities Act.

(n) “Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC thereunder, as amended and in effect from time to time.

(o) “Underwritten Offering” means an offering and sale of any Registrable Securities pursuant to an effective registration statement under the Securities Act in which the Registrable Securities are sold to an underwriter for offering and sale to the public.

Section 2. Demand Registration Rights.

(a) Right to Demand a Non-Shelf Registered Offering. If, at any time, the Company then has a class of equity security registered under the Exchange Act, upon the receipt of the written request of a Holder or a group of Holders (affiliated or unaffiliated) owning, in the aggregate, at least 66-2/3% of the aggregate Registrable Common Stock that is either then outstanding, requesting that the Company effect the registration under Section 5 of the Securities Act of all or any portion of such

Holder(s)’s Registrable Common Stock and specifying the intended method of disposition thereof and whether or not such requested registration is to be an Underwritten Offering, the Company will promptly give written notice of such requested registration to all other Holders and thereupon, subject to Section 2(g), the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Common Stock which the Company has been so requested to register by such Holder or Holders. Registrations under this Section 2(a) shall be on such appropriate registration form of the SEC: (i) as shall be selected by the Company; and (ii) as shall permit the disposition of such Registrable Common Stock in accordance with the intended method or methods of disposition specified in their request for such registration.

(b) Minimum Registration. The Company shall have no obligation to effect a registration under this Section 2 on behalf of the Holders of Registrable Common Stock electing to participate in such offering unless the expected gross proceeds from such offering exceed $5,000,000.

(c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to Section 2(a).

(d) Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective; (ii) if after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason; (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied.

(e) Selection of Underwriters. If a requested registration pursuant to this Section 2 involves an Underwritten Offering, the underwriter or underwriters thereof shall be selected by the Company, provided that such underwriter or underwriters shall be reasonably acceptable to the Holders of a majority of the Registrable Common Stock to be included in such registration.

(f) Priority of Registered Offering. No securities, other than Registrable Common Stock, shall be included in any offering of securities by the Company effected pursuant to this Section 2 without the consent of the Holders of a majority of Registrable Common Stock requested to be included in such registration.

(g) Limitations. Anything in this Section 2 to the contrary notwithstanding, the Company will not be required to file a registration pursuant to this Section 2 within one hundred eighty (180) days after the effective date of the final prospectus for a previous registration pursuant to Section 2(a). In addition, the Company will not be required to effect more than two (2) registrations under Section 2(a).

(h) Company’s Right to Delay Registration. Notwithstanding any other provision of this Agreement, if the Board of Directors of the Company determines in good faith that the filing or effectiveness of a registration statement in connection with any requested registration under this Section 2 would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company has then taken substantial steps, or would require disclosure of facts or circumstances, which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company has then taken substantial steps, then the Company may delay such registration for a period of up to ninety (90) days so long as the Company is still pursuing the action that allowed such delay. If the Company postpones the filing or effectiveness of a registration statement pursuant to this Section 2(h), it shall promptly notify the Holders of Registrable Common Stock in writing when the events or circumstances permitting such postponement have ended.

Section 3. Piggyback Registration Rights.

(a) Rights. Whenever the Company proposes to register any shares of its Common Stock under Section 5 of the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Common Stock for sale to the public), whether for its own account or for the account of one or more shareholders of the Company, the Company shall give prompt written notice to the Holders of Registrable Common Stock of its intention to effect such a registration. Upon the written request of any Holder or a group of Holders (affiliated or unaffiliated) made within thirty (30) days after the receipt of any such notice (which request shall specify the Common Stock intended to be disposed of by such Holder or Holders and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Common Stock which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Common Stock so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon: (i) in the case of a determination not to register, shall be relieved of its obligation to register any Common Stock in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Common Stock, for the same period as the delay in registering such other securities.

(b) Priority in Piggyback Registrations. If: (i) a registration pursuant to Section 3(a) involves an Underwritten Offering of the securities so being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction; and (ii) the managing underwriter or underwriters of such Underwritten Offering shall inform the Company and the Holders requesting such registration in writing that, in their opinion, the number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount which can be sold in (or during the time of) such offering at a price reasonably acceptable to the Company, then the Company will include in such registration, to the extent of the number or dollar amount which the Company is so advised can be sold in (or during the time of) such offering: (A) first, all securities proposed by the Company to be sold for its own account; (ii) second, the Common Stock requested to be included in such registration pro rata on the basis of the percentage of the Registrable Common Stock held by each Holder that has requested shares of Common Stock be included in such registration; and (iii) third, all other securities of the Company requested to be included in such registration pro rata on the basis of the numbers of such securities so requested to be included. In connection with any registration as to which the provisions of this Section 3(b) apply with the result that not all of the Registrable Common Stock requested to be included in such registration are included in such registration, then no securities other than securities referred to in clause “first,” above, or Registrable Securities, shall be included in such registration.

(c) Expenses. The Company will pay all Registration Expenses in connection with any registration pursuant to Section 3(a) (whether or not such registration shall be effected).

Section 4. Registration Procedures.

(a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(a) and Section 3(a), the Company will as expeditiously as practicable:

(i) (A) prepare and file with the SEC a registration statement on the appropriate form which includes such Registrable Securities; (B) promptly respond to all comments received with respect to such registration statement and make and file all amendments thereto deemed necessary by the Company’s legal counsel; and (C) thereafter use its reasonable efforts to cause such registration statement to become effective at the earliest practicable date;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement accurate and effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of by the sellers thereof set forth in such registration statement or for nine (9) months;

(iii) furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

(iv) furnish to each such seller of Registrable Securities one (1) copy of such registration statement and of each such amendment thereof and supplement thereto (in each case including all exhibits and documents filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents as such seller may reasonably request; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system;

(v) use its reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, unless such registration or qualification is not required, and to keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things that may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(vi) notify each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(vii) if such registration statement relates to an Underwritten Offering: (A) enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such other terms as are generally prevailing in underwriting agreements of the same type, including indemnities to the effect and to the extent provided in Section 6; and (B) obtain and furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, of the legal opinions and accountants’ comfort letters which are to be delivered to the underwriters;

(viii) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(ix) promptly notify each seller whose Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(x) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xi) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed, if eligible under the rules of such securities exchange;

(xii) use commercially reasonable efforts to cause its management to participate fully in the sale process relating to such offering, including the preparation of the applicable registration statement and the preparation and presentation of any domestic “road shows”; and

(xiii) take all such other commercially reasonable actions as are necessary or advisable to expedite or facilitate the disposition of the Registrable Securities covered by such registration statement.

(b) Required Information. As a condition precedent to its obligations under subsection (a) above, each seller of Registrable Securities as to which any registration is being effected shall furnish the Company such information regarding such seller and the intended distribution of its securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with such registration.

(c) Discontinuance of Disposition of Registrable Securities. Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(ix), such Holder will forthwith discontinue such Holder’s disposition of Registrable

Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(ix) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

Section 5. Withdrawal. If any Holder participating in a registration hereunder disapproves of the terms of any offering, such Holder shall have the right, in its sole discretion, to withdraw such Holder’s Registrable Securities from such registration by giving written notice to the Company and the managing underwriter (if any).

Section 6. Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, in the case of any registration statement filed pursuant to Section 4, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, (i) that this indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, (ii) that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of any seller expressly for use in connection with such registration statement, and (iii) that the Company shall have no obligation to indemnify any Person for such Person’s gross negligence or willful misconduct. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

(b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 4, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, and any other holder selling Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which the Company, its directors and officers and each such other Person or other seller may become subject under the Securities

Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by or on behalf of such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided, however, (i) that this indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such seller, which consent shall not be unreasonably withheld, and (ii) that the seller(s) shall have no obligation to indemnify any Person for such Person’s gross negligence or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

(c) Notices of Claims; Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6(a) or Section 6(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6(a) or Section 6(b), as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(e) Contribution. If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 6(e). No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 7. Adjustments Affecting Registrable Securities. The Company will appropriately adjust the number of Registrable Securities upon a combination or subdivision of shares.

Section 8. Holdback Agreements.

(a) Holders’ Agreement. If and to the extent requested by the managing underwriter in connection with any Underwritten Offering of Registrable Common Stock, each Holder shall agree in writing that such Holder will not, without the consent of the managing underwriter for such offering (except for shares included in such offering), effect any sale or distribution of any Registrable Common Stock, or any securities convertible into, or exercisable or exchangeable for, Registrable Common Stock for a period of one hundred eighty (180) days after the effective date of the registration statement relating to such Underwritten Offering or ninety (90) days after the date of the final prospectus included in the registration statement relating to, or the closing of, any other offering, provided, however, that the Company’s executive officers and directors shall have entered into similar agreements.

(b) Company Agreement. If and to the extent requested by the managing underwriter in connection with any Underwritten Offering at the request of the Holders pursuant to Section 2(a), the Company shall agree not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for its own account, during the seven (7) days prior to and for a period of up to one hundred eighty (180) days following the effective date of the registration statement relating to, or the closing of, any offering (except as part of such underwritten registration or pursuant to a registration on Form S-4 or Form S-8).

Section 9. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any Holder may reasonably request, all to the extent required from time to time, including the timely preparation and delivery of certificates representing Registrable Securities to be sold, to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 10. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of a majority of the Registrable Securities, provided that no such consent shall be effective if the proposed amendment, action or omission to act materially and disproportionately negatively affects a non-consenting Holder. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10, whether or not such Registrable Securities shall have been marked to indicate such consent.

Section 11. Notices. All notices or communications in respect to this Agreement shall be provided in writing and will be deemed given upon the earlier of: (a) actual receipt; and (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, in each case as follows:

if to the Company:	Blue Ridge Bankshares, Inc.
17 West Main Street
Luray, Virginia 22835
	Attention:	Brian K. Plum
President and
Chief Executive Officer
	Telephone:	(540) 843-5207
	E-mail:	bplum@mybrb.com

with a copy to:	LeClairRyan, A Professional Corporation
951 East Byrd Street
Riverfront Plaza, 8th Floor
Richmond, Virginia 23219
	Attention:	Scott H. Richter
	Telephone:	(804) 343-4079
	E-mail:	scott.richter@leclairryan.com

if to a Holder:	To the address set forth under such Holder’s name on the signature page hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Holder or subsequent Holder.

Any notice to any other Holder, shall be sent to such Holder’s address as set forth in the register of shareholders maintained by the Company.

Section 12. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as provided in this Section 12. The Initial Holder may assign, at any time, any or all of its rights hereunder with respect to any Registrable Securities held by the Initial Holder (but only with all related obligations) to any Holder to whom the Initial Holder transfers or assigns any shares of Common Stock; provided that: (a) the Company is, within thirty (30) Business Days after such transfer or assignment, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned; and (b) each such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement through the execution and delivery of a joinder, substantially in the form of Exhibit A.

Section 13. Term; Suspension. This Agreement shall terminate on the date on which no Holder owns any Registrable Securities; provided, that, the indemnification rights and obligations pursuant to Section 6, as well as any party’s obligations to pay Registration Expenses pursuant to this Agreement, shall survive with respect to any registration statement in which any Registrable Securities of the Holders were included; and provided further, that the Company shall be obligated to comply with any request for registration of Registrable Securities received under Section 2(a) or Section 3(a) prior to such termination date, whether or not such registration has been completed by the date on which this Agreement terminates.

Section 14. Advice of Counsel. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, that such party has discussed this Agreement with its counsel and that any and all issues with respect to this Agreement have been resolved as set forth herein. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

Section 15. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be brought in the courts within Page County, Virginia, and each party irrevocably consent and submit to the jurisdiction of any local, state, or federal court located within said city in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16. WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR HOLDER. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY OR HAS HAD ACCESS TO INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. THE COMPANY AND HOLDER EACH FURTHER ACKNOWLEDGE THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, AND (b) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THE AGREEMENT.

Section 17. Miscellaneous.

(a) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(b) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

(c) All words used in this Agreement will be construed to be of such gender or number as the circumstances require, all references to sections, are to sections of this Agreement unless otherwise specified, and “including” means “including, but not limited to.”

(d) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(e) All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom, and all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

Section 18. Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with this Agreement and that no Holder will be acting as agent of such Holder in connection with enforcing its rights under this Agreement. Each Holder shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Holders has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder (other than governing law and submission to jurisdiction which, for some Holders, may be Virginia instead of New York).

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

BLUE RIDGE BANKSHARES, INC.

By:
Name: Brian K. Plum
Title: President and Chief Executive Officer

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[SIGNATURE PAGES OF HOLDERS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF HOLDER

AUTHORIZED SIGNATORY

By:

Its:

ADDRESS FOR NOTICE:

Attn:

Phone:

E-mail:

EXHIBIT A

FORM OF JOINDER TO THE

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) is made and entered into as of [                    ], by and between Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”), and [                    ] (the “Holder”). This Joinder joins the Holder to the Registration Rights Agreement (the “Agreement”), dated as of December 31, 2014, by and between the Company and the Initial Holder (as defined in the Agreement). Capitalized terms used in this Joinder but not otherwise defined will have the meanings set forth in the Agreement.

WHEREAS, (i) the Holder has acquired from an Initial Holder, either directly or indirectly, shares of Registrable Common Stock (the “Purchased Shares”), (ii) the Company desires to grant to the Holder certain registration rights in accordance with the terms of the Agreement and (iii) it is a condition to the transfer or grant of such rights to the Holder that the Holder agrees to be bound by the terms of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Joinder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

Section 1. Agreement to be Bound. The Holder and the Company agree that upon execution of this Joinder, the Holder will become a party to the Agreement and will be fully bound by, and subject to all of the covenants, terms and conditions of the Agreement as though an original party to the Agreement, and the Purchased Shares will be deemed Registrable Securities for all purposes of the Agreement, subject to the terms and conditions contained in the Agreement.

Section 2. Successors and Assigns. Except as otherwise provided in this Joinder, this Joinder will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holder and any subsequent Holders of the Purchased Shares and the respective successors and assigns of each of them, so long as they hold such shares.

Section 3. Counterparts. This Joinder may be executed in multiple counterparts (including facsimile and electronic counterparts), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, and all of which taken together shall constitute one and the same agreement.

Section 4. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Joinder shall be governed by, and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

Section 5. Descriptive Headings. The headings in this Joinder are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Joinder or any provision of this Joinder.

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IN WITNESS WHEREOF, the parties to this Joinder have executed this Joinder as of the date first above written.

BLUE RIDGE BANKSHARES, INC.		HOLDER

By:		By:
	Name:		Name:
	Title:		Title:

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